UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 3, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omnibus Agreement

On January 3, 2012, DCP Midstream Partners, LP (the “Partnership”) entered into the Thirteenth Amendment (the “Thirteenth Amendment”) to the Omnibus Agreement, dated December 7, 2005, among the Partnership, DCP Midstream, LLC, DCP Midstream GP, LP, DCP Midstream GP, LLC and DCP Midstream Operating, LP (the “Company”). The Thirteenth Amendment (i) increases the annual fee the Partnership will pay to DCP Midstream, LLC, the owner of the Partnership’s general partner, from $10.2 million to $17.6 million, for incremental general and administrative services DCP Midstream, LLC will provide to the Partnership during calendar year 2012, thereafter subject to an annual adjustment based on the Consumer Price Index, and (ii) contains other conforming changes. The Thirteenth Amendment was approved by the conflicts committee of the Board of Directors of DCP Midstream GP, LLC, the general partner of the general partner of the Partnership, as required by the Partnership’s partnership agreement.

The foregoing description of the Thirteenth Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Thirteenth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Term Loan Agreement

On January 3, 2012, the Partnership and its wholly-owned subsidiary, the Company, entered into a Term Loan Agreement (the “Term Loan Agreement”) with Wells Fargo Bank, National Association, SunTrust Bank and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as lenders (the “Lenders”). The Term Loan Agreement provides for a term loan to be made by the Lenders to the Company in a principal amount up to $135.0 million (the “Term Loan”). The Term Loan will mature on the first to occur of (a) the second anniversary of the date that the Company receives the term loans made by the Lenders pursuant to the Term Loan Agreement (but no later than March 31, 2014), or (b) the date of acceleration of the term loan pursuant to the Term Loan Agreement.

A borrowing of $135.0 million under the Term Loan occurred on January 3, 2012, and was used to fund the Contribution (as defined below). Loans under the Term Loan Agreement accrue interest based, at the Company’s election, on either the LIBOR rate or the base rate, in each case, plus an applicable margin as described therein. The Company’s obligations under the Term Loan are unsecured and guaranteed by the Partnership.

The Term Loan Agreement contains customary covenants including, but not limited to, (i) a maximum leverage ratio, as defined in the Term Loan Agreement, of less than or equal to 5.0 to 1.0, provided that for three fiscal quarters subsequent to certain acquisitions, including the fiscal quarter in which acquisitions are consummated, the Partnership’s leverage ratio may be less than or equal to 5.5 to 1.0, and (ii) limitations on incurrence of liens on assets, indebtedness, mergers and consolidations, transactions with affiliates, and sales of assets. The Term Loan Agreement also includes customary lending conditions, representations and warranties, events of default and indemnification provisions. Upon the occurrence of certain events of default, the Company’s obligations under the Term Loan Agreement may be accelerated.

Affiliates of certain of the Lenders under the Term Loan have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Term Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 3, 2012, the Partnership completed the transaction contemplated by the previously disclosed Contribution Agreement among the Partnership, DCP LP Holdings, LLC (“Holdings”), DCP Midstream GP, LP (“DCP GP”) and DCP Midstream, LLC (the “Contribution”) of the remaining 49.9% interest in DCP East Texas Holdings, LLC (“East Texas”) not previously owned by the Partnership. The purchase price paid by the Partnership in connection with the Contribution was an aggregate consideration of $165.0 million, plus customary working capital and other purchase price adjustments. $135.0 million of the aggregate purchase price was financed with borrowings under the Partnership’s Term Loan described in Item 1.01 above.

At the closing of the Contribution, the Partnership issued an aggregate of 727,520 common units representing limited partnership interests in the Partnership (the “Common Units”) to Holdings and DCP GP as additional consideration for the Contribution. The Common Units were issued at closing in a private placement with Holdings and DCP GP in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

After the completion of the Contribution, the Partnership owns 100% of the outstanding limited liability company interests of East Texas. The East Texas system gathers, transports, treats, compresses and processes natural gas and natural gas liquids (“NGLs”). The East Texas facility may also fractionate NGL production, which can be marketed at nearby petrochemical facilities. The East Texas system, located near Carthage, Texas, includes a natural gas processing complex that is connected to its gathering system, as well as third party gathering systems. The East Texas system consists of approximately 900 miles of gathering and transportation pipeline, currently processing 550 MMcf/d, and market access through the Carthage Hub, a key exchange point for 1.5 Bcf/d of gas volumes.

Prior to the completion of the Contribution, the Partnership owned a 50.1% interest in East Texas, for which it accounted for as a consolidated subsidiary. The Contribution represents a transaction between entities under common control, but does not represent a change in reporting entity. Accordingly, the Partnership will include the results of the remaining 49.9% interest in East Texas prospectively from the date of the Contribution.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under the caption “Term Loan Agreement” is incorporated in its entirety herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required under this Item 3.02 regarding the issuance Common Units is incorporated herein by reference to the relevant information provided under Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2012, the Partnership issued a press release announcing the completion of the Contribution. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Thirteenth Amendment to the Omnibus Agreement, dated as of January 3, 2012, by and among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

10.2

Term Loan Agreement, dated as of January 3, 2012, among DCP Midstream Partners, LP, DCP Midstream Operating, LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein.

99.1	Press Release dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

January 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1

Thirteenth Amendment to the Omnibus Agreement, dated as of January 3, 2012, by and among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

10.2

Term Loan Agreement, dated as of January 3, 2012, among DCP Midstream Partners, LP, DCP Midstream Operating, LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein.

99.1	Press Release dated January 3, 2012.